UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Contract.

On July 7, 2026, Ivanhoe Electric Inc. (the “Company”) entered into an Amended and Restated Shareholders Agreement (“A&R Shareholders Agreement”) with Saudi Arabian Mining Company (Maaden) (“Maaden”), Ivanhoe Electric Mena Holdings Ltd. (“IE Mena”) and Maaden Ivanhoe Electric Exploration and Development Limited Company (the “Joint Venture”), governing the Joint Venture. The A&R Shareholders Agreement amends and restates the Shareholders Agreement dated July 6, 2023, as amended (collectively, the “Prior Agreement”).

The A&R Shareholders Agreement includes certain new provisions not contained in the Prior Agreement including, but not limited to

•	The Joint Venture and its subsidiaries may now acquire exploration licenses and mining licenses directly in the name of the Joint Venture (“Joint Venture Land”) rather than only accessing such licenses held by Maaden;

•	If the Joint Venture chooses not to pursue Joint Venture Land, any shareholder may pursue such rights individually with no risk or benefit to the Joint Venture;

•	Certain loans made by a shareholder to the Joint Venture to cover any shortfall in funding by the other shareholder shall now be repaid in priority to other shareholder loans;

•	The approval of the Joint Venture board of directors is now only required to hire or terminate certain senior executives;

•	The technical committee of the Joint Venture is now given more authority to reallocate funds within a board approved budget and approve non-material amendments to a previously approved exploration program, without needing board approval in each instance;

•	The exploration term of the Joint Venture will now run for ten (10) years from the effective date, ending now on July 6, 2033; and

•	General clean up matters relating to prior amendments.

The Prior Agreement, as amended and restated by the A&R Shareholders Agreement, established a limited liability company under Saudi law and sets out the terms governing the relationship of the parties with respect to the Joint Venture. It provides for the Company (through IE Mena), and Maaden to participate in the 50/50 Joint Venture which had an initial term of five years but extendable to ten (10) years, now expiring on July 6, 2033. Maaden originally made available approximately 48,500 km2 of land under an exploration license (or license application) within Saudi Arabia for exploration by the Joint Venture. The Company originally contributed $66 million to fund the Joint Venture and provided the Joint Venture with a royalty-free license to use Typhoon™, within the Kingdom of Saudi Arabia for the purpose of mineral exploration. The license will remain exclusive to the Joint Venture in Saudi Arabia and effective during the term of the Joint Venture.

The Joint Venture is governed by a board of directors and a technical committee composed of an equal number of representatives from each company. The technical committee supervises the exploration activities of the Joint Venture.

The Joint Venture board of directors consists of six nominees – three from each of Maaden and the Company. The Chairperson will be chosen from among the Maaden nominees. Decisions of the Joint Venture board of directors are taken by simple majority vote, except for certain reserved matters that will require the approval of directors representing a shareholder or shareholders holding at least seventy-five percent (75%) of the aggregate equity interest in Joint Venture. These matters now include among others, the approval of budgets, the approval of additional funding, approval of material contracts valued at $2 million or more (including offtake agreements) but excluding certain material contracts within the authority of the technical committee, approval of the acquisition of additional land (including Joint Venture Land), approval of any changes to exploration programs (but only if such change results in expenditure and/or costs outside a previously approved budget), and the initiation and/or settlement of certain disputes on behalf of the Joint Venture.

The Company will be the operator during the exploration phase. Maaden will assume operatorship if an economically viable deposit is found and is designated by the Joint Venture for further development (a “Designated Project”). However, the A&R Shareholders Agreement also provides that no shareholder is obligated to pursue a Designated Project and may inform the other shareholder that it does not wish to further participate in a Designated Project, in which case the other shareholder may pursue the Designated Project on a sole risk basis. If the Company is the non-participating shareholder for a Designated Project, it will have the right to engage Maaden in good faith discussions regarding the transfer or exchange of Ivanhoe Electric’s interest in a Designated Project for fair market value and the terms of such transfer or exchange including the possible terms of a royalty in lieu of a transfer or exchange for cash or securities.

The A&R Shareholders Agreement also provides that for so long as Ivanhoe Electric or IE Mena remains a shareholder of the Joint Venture, Ivanhoe Electric shall not enter into any other business or business partnership involving mining activities or mineral exploration in Saudi Arabia without Maaden’s prior written consent.

The Joint Venture will not be terminable, other than upon the occurrence of an event of default, by either party until the end of the exploration phase. On termination, the Typhoon™ units will be returned by the Joint Venture to Ivanhoe Electric but provided that Maaden shall have the right to engage Ivanhoe Electric in good faith discussions regarding the potential terms and conditions for the continued provision by Ivanhoe Electric to Maaden of the Typhoon™ units under a services arrangement for the purpose of exploring other Maaden land within Saudi Arabia.

The foregoing summary of the A&R Shareholders Agreement does not purport to be a complete description of the A&R Shareholders Agreement and is qualified in its entirety by reference to the text of the A&R Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As previously disclosed by the Company, Maaden beneficially owns greater than 5% of the Company’s issued and outstanding shares of common stock. The Company and Maaden are parties to certain agreements which give Maaden the right to nominate one director to the Company’s board of directors, registration rights and the right to purchase our common stock under certain conditions and other rights as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2026, in the paragraph appearing under the heading “Exploration Joint Venture With Maaden”, which paragraph is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Shareholders Agreement between Saudi Arabian Mining Company (Maaden), Ivanhoe Electric Mena Holdings LTD., Ivanhoe Electric Inc. and Maaden Ivanhoe Electric Exploration and Development Limited Company dated July 7, 2026
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: July 8, 2026	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer